As filed with the Securities and Exchange Commission on December 15, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MITEK SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0418827

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8911 Balboa Ave., Suite B

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

Stock Option Agreement

(for Stand-Alone Inducement Award to James B. DeBello)

(Full titles of the plans)

Russell C. Clark

Chief Financial Officer

Mitek Systems, Inc.

8911 Balboa Ave. Suite B

San Diego, CA 92123

(858) 309-1700

(Name and address of agent for service)

(858) 309-1700

(Telephone number, including area code, of agent for service)

Copy to:

Carl Sanchez, Esq.

Paul Hastings LLP

4747 Executive Drive, 12th Floor

San Diego, California 92121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $0.001 per share	400,000	$1.06	$424,000	$48.59

(1)	The number of shares of common stock, par value $0.001 per share (the “Common Stock”), of Mitek Systems, Inc. (the “Registrant”) to be registered pursuant hereto consists of the aggregate number of shares that may be issued and sold upon the vesting and exercise of an option granted as an inducement award under Rule 5635(c)(4) (formerly Rule 4320(e)(15)) of the Nasdaq Listing Rules to James B. DeBello pursuant to the Stock Option Agreement, dated as of May 19, 2003 (the “Option Agreement”), by and between Mr. DeBello and the Registrant, as amended. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of Common Stock that may be offered or issued under the Option Agreement to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Based on the exercise price of the stock options granted to Mr. DeBello, pursuant to Rule 457(h)(1) of the Securities Act.

INTRODUCTORY NOTES

This registration statement registers 400,000 shares of Common Stock that may be issued and sold upon the vesting and exercise of an option granted as an inducement award under Rule 5635(c)(4) (formerly Rule 4320(e)(15)) of the Nasdaq Listing Rules to James B. DeBello pursuant to the Stock Option Agreement, dated as of May 19, 2003, by and between Mr. DeBello and the Registrant, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this registration statement.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this registration statement.*

* The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this registration statement will be sent or given to James B. DeBello as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)            The Registrant’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Registrant’s fiscal year ended September 30, 2011 as filed with the Commission on December 15, 2011;

(b)            The Registrant’s Current Report on Form 8-K filed with the Commission on October 13, 2011; and

(c)            The description of the Common Stock contained in the Registrant’s Registration Statement on Form SB-2 (File No. 333-07787), initially filed with the Commission on July 9, 1996, including any subsequent amendment or report filed for the purpose of amending such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such reports and other documents, except as to any portion of any such report or other document furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or other document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s restated certificate of incorporation eliminates the personal liability of the directors of the Registrant for monetary damages for breach of fiduciary duties as a director of the Registrant except: (i) for any breach of the directors’ duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful dividends or distributions; or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s bylaws permit the Registrant to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law (the “DCGL”). Section 145 of the DGCL provides that a director, officer, employer, or agent of the Registrant who was or is a party or is threatened to be made a party to any threatened, action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL against all expense, liability and loss actually and reasonably incurred or suffered by such person if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred in connection therewith.

If such a proceeding is brought by or on behalf of the Registrant (i.e., a derivative suit), such person may be indemnified against all expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and its stockholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

The Registrant may advance expenses incurred in defending a proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

The indemnification rights provided in Section 145 of the DGCL are not exclusive of additional rights to indemnification for breach of duty to the Registrant and its stockholders to the extent additional rights are authorized in the Registrant’s restated certificate of incorporation and are not exclusive of any other rights to indemnification under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her office and as to action in another capacity while holding such office.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation (incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-177965) filed with the SEC on November 14, 2011).

4.2	Amended and Restated Bylaws (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1987).

4.3	Specimen Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-177965) filed with the SEC on November 14, 2011).

4.10	Stock Option Agreement, dated as of May 19, 2003, by and between James B. DeBello and Mitek Systems, Inc., as amended (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC on December 15, 2011).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Paul Hastings LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.

24.1	Power of Attorney (contained on the signature pages of this Registration Statement).

Item 9.	Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 15th day of December, 2011.

MITEK SYSTEMS, INC.

By:	/s/ James B. DeBello
James B. DeBello
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, James B. DeBello and Russell C. Clark his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James B. DeBello	President and Chief Executive Officer and Director	December 15, 2011
James B. DeBello	(Principal Executive Officer)

/s/ Russell C. Clark	Chief Financial Officer	December 15, 2011
Russell C. Clark	(Principal Financial Officer)

/s/ John M. Thornton	Director	December 15, 2011
John M. Thornton

/s/ Vinton P. Cunningham	Director	December 15, 2011
Vinton P. Cunningham

/s/ Gerald I. Farmer	Director	December 15, 2011
Gerald I. Farmer

/s/ Sally B. Thornton	Director	December 15, 2011
Sally B. Thornton

/s/ William P. Tudor	Director	December 15, 2011
William P. Tudor

/s/ Alex W. Hart	Director	December 15, 2011
Alex W. Hart

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation (incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-177965) filed with the SEC on November 14, 2011).

4.2	Amended and Restated Bylaws (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1987).

4.3	Specimen Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-177965) filed with the SEC on November 14, 2011).

4.10	Stock Option Agreement, dated as of May 19, 2003, by and between James B. DeBello and Mitek Systems, Inc., as amended (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC on December 15, 2011).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Paul Hastings LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.

24.1	Power of Attorney (contained on the signature pages of this Registration Statement).